SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: December 20, 2001
               (Date of earliest event reported) December 6, 2001


                        DOBSON COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


       OKLAHOMA                 333-23769                       73-1513309
(State or other jurisdiction   (Commission                     (IRS Employer
     of incorporation)          File Number)                 Identification No.)

                               14201 Wireless Way
                          Oklahoma City, Oklahoma         73134
               (Address of principal executive offices) (Zip Code)

                                 (405) 529-8500
              (Registrant's telephone number, including area code)
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Information To Be Included in the Report


Item 5. Other Events

         On December 6, 2001, the Registrant entered into a definitive agreement with Cellco Partnership, d/b/a Verizon Wireless, to sell all of the Registrant's right, title and interest in and to its 75% partnership interest in Gila River Cellular Partnership, an Arizona general partnership (the "Partnership") and certain switching equipment, for an aggregate purchase price of $85 million, subject to certain closing adjustments. The Partnership holds the necessary FCC Authorizations operate the Frequency Block B cellular system in the Arizona 5 - Gila Rural Service Area. The transaction is subject to customary closing conditions and to the required consent of the Federal Communications Commission and to the simultaneous closing of other agreements between the Registrant and its affiliates and Cellco Partnership, d/b/a Verizon Wireless pursuant to which the Registrant and its affiliates agreed to sell certain cellular licenses and related equipment covering cellular license areas of California 7 RSA, Georgia 1 RSA, Ohio 2 RSA and Tennessee 4 RSA, all as previously reported by the Registrant.

(c) Exhibits

         The following exhibit is filed as a part of this report:
Exhibit
  No.             Description                           Method of Filing

 10.1    Partnership Interest and Asset Purchase
         Agreement dated December 6, 2001               Filed herewith
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, theRegistrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DOBSON COMMUNICATIONS CORPORATION

                                    By  EVERETT R. DOBSON
                                        Everett R. Dobson, Chairman of
                                        the Board and Chief Executive Officer

December 20, 2001

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                                 EXHIBIT INDEX

Exhibit
  No.            Description                      Method of Filing
-------          -----------                      ----------------

 10.1    Partnership Interest and Asset Purchase
         Agreement dated December 6, 2001         Filed herewith electronically